    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999


                                                      REGISTRATION NO. 333-88273

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                EMBARK.COM, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          7375                  94-3230831
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                           --------------------------

                              111 TOWNSEND STREET
                            SAN FRANCISCO, CA 94107
                                 (415) 615-1500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                 YOUNG J. SHIN
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                EMBARK.COM, INC.
                              111 TOWNSEND STREET
                            SAN FRANCISCO, CA 94107
                                 (415) 615-1500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

        MARK P. TANOURY, ESQ.                      JOHN R. SAGAN, ESQ.
      MATTHEW B. HEMINGTON, ESQ.                   KERRY T. SMITH, ESQ.
          COOLEY GODWARD LLP                       MAYER, BROWN & PLATT
        FIVE PALO ALTO SQUARE                    190 SOUTH LASALLE STREET
         3000 EL CAMINO REAL                      CHICAGO, IL 60603-3441
       PALO ALTO, CA 94306-2155                       (312) 782-0600
            (650) 843-5000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    The purpose of this Amendment No.1 is solely to file exhibits to the Registration Statement as set forth below as in Item16 of PartII.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL SCHEDULES


 EXHIBIT
 NUMBER                                            DESCRIPTION OF DOCUMENT
---------  -------------------------------------------------------------------------------------------------------
   1.1*    Form of Underwriting Agreement.
   3.1+    Amended and Restated Certificate of Incorporation of the Registrant to be effective following the closing of this offering.
   3.2+    Bylaws of the Registrant.
   3.3*    Amended and Restated Certificate of Incorporation of the Registrant.
   4.1*    Reference is made to Exhibits 3.1 through 3.3.
   4.2*    Specimen Stock Certificate.
   4.3+    Fourth Amended and Restated Investor Rights Agreement dated September 30, 1999.
   4.4+    Warrant to Purchase Shares of Series C Preferred Stock dated October 1, 1998.
   5.1*    Opinion of Cooley Godward LLP.
  10.1+    Form of Indemnity Agreement.
  10.2+    1999 Equity Incentive Plan.
  10.3+    1999 Employee Stock Purchase Plan.
  10.4+    1999 Non-Employee Directors' Stock Option Plan.
  10.5+    Standard Industrial/Commercial Single-Tenant Lease-Net by and between Ichi Juu Ichi, LLC and the
           Registrant, dated March 4, 1999, with amendments thereto.
  10.6+    Standard Industrial Lease--Gross, by and between 101 Townsend Association and the Registrant, dated
           January 25, 1996, with amendments thereto.
  10.7+    Rental Agreement by and between Civitas Equity Fund I, LLC and the Registrant, dated August 11, 1998.
  10.8+    Senior Loan and Security Agreement No. 6182 by and between Phoenix Leasing Limited and the Registrant dated, October 1, 1998, and Note No. 1 thereto dated January 1, 1999.
  10.9*    QuickStart Loan and Security Agreement by and between Silicon Valley Bank and the Registrant, dated
           July 14, 1998.
  10.10**  Co-Branding Agreement, by and between United Airlines, Inc. and the Registrant, dated June 8, 1999.
  10.11**  Promotional Agreement, by and between VISA USA, Inc. and the Registrant, dated July 1, 1999.
  10.12**  Content License and Co-Branded Area Agreement by and between Excite, Inc. and Registrant, dated
           September 30, 1999.
  10.13**  Content Agreement by and between Lycos and the Registrant, dated as of January, 1999.
  23.1+    Consent of PricewaterhouseCoopers LLP.
  23.2*    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
  24.1+    Power of Attorney--reference is made to page II-5.
  27.1+    Financial Data Schedule.


------------------------

*   To be filed by amendment.


+   Previously filed.



** Confidential treatment requested as to certain portions of this Exhibit. Omitted portions will be filed separately with the Securities and Exchange Commission.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on October 8, 1999.


                                EMBARK.COM, INC.

                                By:              /s/ YOUNG J. SHIN
                                     -----------------------------------------
                                                   Young J. Shin
                                        CHAIRMAN OF THE BOARD, PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER


    IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THESE DATES STATED:



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board,
      /s/ YOUNG J. SHIN           President and Chief
 ----------------------------     Executive Officer           October 8, 1999
        Young J. Shin             (Principal Executive
                                  Officer)

                                Vice President, Finance,
      /s/ JUDY E. DAVID           Chief Financial Officer
 ----------------------------     and Secretary (Principal    October 8, 1999
        Judy E. David             Financial and Accounting
                                  Officer)

      HOWARD A. BERMAN*         Executive Vice President,
 ----------------------------     Chief Operating Officer     October 8, 1999
       Howard A. Berman           and Director

        K. DAVID CHAO*
 ----------------------------   Director                      October 8, 1999
        K. David Chao

      PHILIP J. QUIGLEY*
 ----------------------------   Director                      October 8, 1999
      Philip J. Quigley

       CHARLES B. REED*
 ----------------------------   Director                      October 8, 1999
       Charles B. Reed

    GEORGE J. STILL, JR.*
 ----------------------------   Director                      October 8, 1999
     George J. Still, Jr.



*By:      /s/ YOUNG J. SHIN                                    October 8, 1999
       -----------------------
            Young J. Shin
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER     DESCRIPTION OF DOCUMENT
-----------  ----------------------------------------------------------------------------------------------
      1.1*   Form of Underwriting Agreement.
      3.1+   Amended and Restated Certificate of Incorporation of the Registrant to be effective following the closing of this offering.
      3.2+   Bylaws of the Registrant.
      3.3*   Amended and Restated Certificate of Incorporation of the Registrant.
      4.1*   Reference is made to Exhibits 3.1 through 3.3.
      4.2*   Specimen Stock Certificate.
      4.3+   Fourth Amended and Restated Investor Rights Agreement dated September 30, 1999.
      4.4+   Warrant to Purchase Shares of Series C Preferred Stock dated October 1, 1998.
      5.1*   Opinion of Cooley Godward LLP.
     10.1+   Form of Indemnity Agreement.
     10.2+   1999 Equity Incentive Plan.
     10.3+   1999 Employee Stock Purchase Plan.
     10.4+   1999 Non-Employee Directors' Stock Option Plan.
     10.5+   Standard Industrial/Commercial Single-Tenant Lease-Net by and between Ichi Juu Ichi, LLC and the Registrant, dated March 4, 1999, with amendments thereto.
     10.6+   Standard Industrial Lease--Gross, by and between 101 Townsend Association and the Registrant, dated January 25, 1996, with amendments thereto.
     10.7+   Rental Agreement by and between Civitas Equity Fund I, LLC and the Registrant dated August 11,
             1998.
     10.8+   Senior Loan and Security Agreement No. 6182 by and between Phoenix Leasing Limited and the
             Registrant, dated October 1, 1998, and Note No. 1 thereto dated January 1, 1999.
     10.9*   QuickStart Loan and Security Agreement by and between Silicon Valley Bank and the Registrant, dated July 14, 1998.
    10.10**  Co-Branding Agreement, by and between United Airlines, Inc. and the Registrant, dated June 8,
             1999.
    10.11**  Promotional Agreement, by and between VISA USA, Inc. and the Registrant, dated July 1, 1999.
    10.12**  Content License and Co-Branded Area Agreement by and between Excite, Inc. and Registrant, dated September 30, 1999.
    10.13**  Content Agreement by and between Lycos and the Registrant, dated as of January, 1999.
     23.1+   Consent of PricewaterhouseCoopers LLP.
     23.2*   Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
     24.1+   Power of Attorney--reference is made to page II-5.
     27.1+   Financial Data Schedule.


------------------------

*   To be filed by amendment.


+   Previously filed.



** Confidential treatment requested as to certain portions of this Exhibit. Omitted portions will be filed separately with the Securities and Exchange Commission.